Exhibit 10.8

                        SHARE PURCHASE AND SALE AGREEMENT


     This Share Purchase and Sale Agreement (the "Agreement") is entered into this ___ day of February, 2000 by and between:

- ASIA PROPERTIES, INC., a company incorporated under the laws of the State of Nevada, who registered address is 1954 Windfall Avenue, Henderson, Nevada, and ASIA PROPERTIES INVESTMENTS, INC., a company incorporated under the laws of the British Virgin Islands, whose registered address is Simmonds Building, Wickhams Cay 1, P.O. Box 961, Road Town, Tortola, British Virgin Islands (collectively referred to herein as "API");

- ASIA PROPERTIES (THAILAND) LIMITED, a company incorporated under the laws of Thailand whose registered office is 86/14 Soi Sukhumvit 31, Sukhumvit Road, Kwaeng North Klongton, Khet Wattana, Bangkok ("API(T)");

- DANIEL S. MCKINNEY, an individual, whose correspondence address is 13976 Marine Drive, White Rock, British Columbia, Canada V4B 1A5; NICHOLAS ST. JOHNSTON, an individual, whose residence address is 86/14 Sukhumvit 31, Bangkok 10110 Thailand; LIM GAIK-IM, an individual, whose residence address is 13976 Marine Drive, White Rock, British Columbia, Canada V4B 1A5; CRESTVIEW ASSOCIATES LIMITED, a company incorporated under the laws of Hong Kong; ("Crestview") and MILLIARD LIMITED, a company incorporated under the laws of the British Virgin Islands ("Milliard") (hereinafter collectively referred to as the "API Majority Shareholders");

- NORTHBRIDGE COMMUNITIES LIMITED, a Thai limited company, whose registered address is 7th Floor, TISCO Tower, 48 North Sathorn Road, Bangkok 10500 Thailand ("NCL"); and

- THE SHAREHOLDERS OF NORTHBRIDGE COMMUNITIES LIMITED, a current list of which is attached hereto as Schedule "A" (the shareholders and each of them are hereinafter collectively referred to as the "NCL Shareholders").

     (The above parties shall hereinafter be collectively referred to herein as the "Parties" or "Party" where in the singular).





                                    RECITALS

WHEREAS:

     1. API wishes to acquire 399,999,990 of the issued and outstanding shares of NCL as set forth in Schedule "A".

     2. Those 399,999,990 shares of NCL shall be referred to herein as the "Acquired Share Capital".

     3. The "Listing Requirement" shall mean the acceptance of API's application for listing on the American Stock Exchange ("AMEX").

     4. In furtherance of the acquisition by API of the Acquired Share Capital, the respective Boards of Directors and Shareholders of API and NCL, where required, shall have approved this Agreement as set forth below on the terms and subject to the conditions set forth in this Agreement.

     5. API, API(T) and NCL desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to set forth various conditions to the transactions contemplated hereby.

     NOW THEREFORE, in consideration of the representations, warranties, covenants, conditions and agreements set forth herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE I

                               THE SHARE EXCHANGE

Section  1.1     The  Share  Exchange.
                 --------------------

          (1) Upon the terms and subject to the conditions set forth in this Agreement, the NCL Shareholders shall sell or cause to be sold to API and API shall purchase all of the Acquired Share Capital in exchange for shares of the $.01 par value common stock of API ("Share Exchange") with an assigned value of $4.40 per share ("API Shares").

          (2) The number of API Shares is implicitly based on the net value of the Acquired Share Capital as determined by a valuation by Cushman & Wakefield (Thailand) Limited (the "Asset Valuation"), with a date of valuation within twelve (12) months prior to the date of the execution of this Agreement. Said Asset Valuation takes into account the proportion of the shares in the Subject Companies owned by NCL. The Asset Valuation is set forth in Schedule 1.1(2).

          (3) The number of API Shares to be conveyed to the NCL Shareholders in exchange for the Acquired Share Capital shall be 4.6 million (4,600,000) (the "Share Consideration") and shall be allocated among the NCL Shareholders in proportion to their respective shareholding interests in NCL as per Schedule "A".

Section  1.2     Closing.
                 -------

          (1) The closing of the purchase and sale of the Acquired Share Capital (the "Closing") shall take place on a date within one hundred eighty
(180) days of the execution of this Agreement (the "Closing Date") at a location mutually agreed to in writing by the Parties hereto. The Closing Date may be further extended by agreement in writing by both API and NCL. The Parties agree to use all reasonable efforts to close the Share Exchange as soon as practicable, subject to Article V hereof.

                                        2

          (2) On Closing, for the purposes of this Agreement, the company representing the joinder of API and NCL under this Agreement shall be referred to herein as "New API".

Section  1.3     Deliveries  at  Closing.
                 -----------------------

          (1) At the Closing, the NCL Shareholders shall cause to be delivered duly endorsed certificates representing the Acquired Share Capital, stock powers for such shares and such other instruments and documents as API may require to complete the transfer of the Acquired Share Capital.

          (2)  API  shall  deliver  to  the  NCL Shareholders in accordance with
Section 1.1(3), the Share Consideration in such form and with such instruments and documents as required by this Agreement, its Schedules or as the NCL Shareholders may reasonably request. API shall deliver to NCL the items described in Article V, which have not previously been delivered. Deliveries of instruments and documents by API shall be in a form satisfactory to counsel for NCL.

          (3) API shall deliver the API Escrow Shares (as defined in Section 2.4 below) pursuant to the terms and conditions of Section 2.4.

Section  1.4     Directors.  The  management  directors of API immediately after
                 ---------
the Closing Date (the "Board of New API") shall be Daniel S. McKinney, Nicholas St. Johnston, Vorasit Pokachaiyapat and Dr. Robert Brewitt, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Two outside directors (the "Outside Directors") will also be named pursuant to the rules of AMEX, with one Outside Director to be named by Daniel S. McKinney and Nicholas St. Johnston and one Outside Director to be named by Vorasit Pokachaiyapat and Dr. Robert Brewitt.


                                   ARTICLE II

                   ADDITIONAL FUND RAISING, ESCROW AND LISTING


Section  2.1     Additional  Capital.  API  shall endeavor to raise a minimum of
                 -------------------
US$15 million in new cash at a price not less than $4.40 per share within 220 days of the date of the execution of this Agreement (the "New Cash Capital"). The New Cash Capital shall be deposited into a new bank account in API's name (the "New Cash Account"), which bank and branch shall be mutually agreed upon in writing by the Parties. Said account shall be controlled by the Board of New
API  as  defined  under  Section  1.4  above.

Section 2.2 API shall be deemed to have raised the New Cash Capital at such time within 220 days of the date of execution of this Agreement as the New Cash Account shows a minimum balance of US$15,000,000.

Section 2.3 All Parties to this Agreement acknowledge that the purpose of raising the New Cash Capital is to: (i) finance new investments by NCL; (ii) repay or reduce NCL's borrowings; and (iii) finance new projects in Asia separate from those undertaken by NCL.

Section 2.4 Escrow for API Shares. In the event API is unable to raise the New Cash Capital within 220 days of the execution of this Agreement, the API Majority Shareholders shall relinquish to the NCL Shareholders 3.5 Million API Shares owned by them (the "API Escrow Shares"). On the date of execution of this Agreement or as soon as practicable thereafter, the API Majority Shareholders shall arrange for the deposit of the API Escrow Shares along with duly executed stock powers as necessary to transfer the API Escrow Shares to the NCL Shareholders into an escrow account as per NCL's instructions, and subject to a written escrow agreement (the "API Escrow Agreement") attached hereto as
Schedule  2.4.

          (1) In the event API is able to raise the New Cash Capital within 220 days of the date of the execution of this Agreement, said API Escrow Shares shall be redelivered to the API Majority Shareholders who deposited the shares.

          (2) If API fails to raise the New Cash Capital within 220 days of the date of the execution of this Agreement, then one half of the API Escrow Shares (1.75 million API Shares) shall be immediately distributed to the NCL Shareholders without any further consideration being due, in proportion to the shareholding interests of each NCL Shareholder in NCL as set forth in Schedule "A". The remaining 1.75 million of the API Escrow Shares shall remain in escrow subject to the conditions set forth in Section 2.5 below.

          (3) If API fails to raise the New Cash Capital within 220 days from the date of the execution of this Agreement, Daniel S. McKinney shall immediately, and without replacement, resign from the Board of New API.

          (4)     WAIVER  OF LEGAL RIGHTS AND REMEDIES. API AND THE API MAJORITY
                  ------------------------------------
SHAREHOLDERS HEREBY WAIVE ANY AND ALL CLAIMS OR ACTIONS UNDER SECTION 8 HEREINBELOW TO RESTRAIN OR PREVENT THE DISTRIBUTION OF THE API ESCROW SHARES TO THE NCL SHAREHOLDERS PURSUANT TO SECTIONS 2.4 AND 2.5 OF THIS AGREEMENT.

          (5) If API fails to raise the New Cash Capital within 220 days from the date of the execution of this Agreement, any new cash capital deposited into the New Cash Account before the expiration of the 220 day period in an amount less than US$15,000,000 shall become the sole property of New API.

Section  2.5     Partial Clawback of Shares.  If API fails to raise the New Cash
                 --------------------------
Capital within 220 days from the date of the execution of this Agreement, for a period from 220 days until one (1) year from the date of the execution of this Agreement (the "Discretionary Period"), subject to approval of the Board of New API (such approval not to be unreasonably withheld), API shall be entitled to continue its efforts to raise new cash capital, the conditions of which shall be determined in the reasonable sole discretion of the Board of New API. At the sole discretion of the Board of New API, the API Majority Shareholders who had deposited their shares in escrow pursuant to Clause 2.5 shall be entitled to a clawback of their proportional interest in the remaining 1.75 million API Escrow Shares on monies raised during that Discretionary Period pursuant to the following formula:


                 Cash Capital Raised ($)  x  1.75 million Shares
                 ----------------------
                     $15  Million

After one (1) year from the date of execution of this Agreement, any API Escrow Shares not redelivered to the API Majority Shareholders under this Section shall be immediately distributed to the NCL Shareholders, without any further consideration being due, in proportion to the shareholding interests of each NCL Shareholder as set forth in Schedule "A".

Section  2.6     Listing  Requirement.  If  New API fails to list on AMEX or any
                 --------------------
other market approved by the New API Board or within nine (9) months of the date of the execution of this Agreement, Daniel S. McKinney shall immediately, and without replacement, resign from the Board of New API. For the avoidance of doubt, New API must list on AMEX and API's current OTC listing on NASDAQ does not satisfy this Listing Requirement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section  3.1     Representations and Warranties of NCL.  NCL hereby acknowledges
                 -------------------------------------
and agrees that API is relying upon the following representations and warranties in connection with the purchase of the Acquired Share Capital.

          (1)     Organization  and  Standing.  NCL  is  a  corporation  duly
                  ---------------------------
organized, validly existing and in good standing under the laws of the Kingdom of Thailand. It has all requisite corporate power and authority to carry on its business as it is now being conducted, to own the share capital in the Subject Companies and its properties, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. NCL is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, business, net worth, assets (including intangible assets), properties or operations ("Material Adverse Effect") of NCL.

          (2) NCL's shareholding interest in the below companies (the "Subject Companies") consists of the following percentages (a complete description of NCL's ownership of the Subject Companies is attached hereto as
Schedule  3.1(2):

     COMPANY                                      DOMICILE           OWNERSHIP
     -------------------------------------------------------------------------
     International School Cambodia Limited        Cambodia              90%
     ("ISC")
     -------------------------------------------------------------------------
     Khaou Chuly Land Company ("KC Land")         Cambodia              49%

     -------------------------------------------------------------------------
     Northbridge K-C Development Co., Ltd.        Cambodia              90%
     ("NKDC")
     -------------------------------------------------------------------------
     International School Eastern Seaboard        Thailand              25%
     Limited  ("ISE")
     -------------------------------------------------------------------------
     Palanamai  Limited                           Thailand              45%
     -------------------------------------------------------------------------
     Northbridge Management Services Ltd.          Hong Kong           100%
     -------------------------------------------------------------------------

          The Subject Companies are all corporations duly organized, validly existing and in good standing under the laws of the countries in which they were formed. Each of the Subject Companies has all requisite corporate power and authority to carry on its business as it is now being conducted and to own its properties. Each of the Subject Companies is qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the condition, financial or otherwise, business, net worth, assets (including intangible assets), properties or operations of each such companies.

          (3)     Ownership  of Acquired Share Capital.  At Closing, NCL and the
                  ------------------------------------
NCL Shareholders shall have the full power and authority to sell, transfer and assign to API the Acquired Share Capital and vest in API good, valid and merchantable title in and to the Acquired Share Capital free and clear of all liens and encumbrances. The Acquired Share Capital represents all of the share capital, shares or securities owned by NCL and the NCL Shareholders and neither NCL, the NCL Shareholders nor any person or entity controlled by or in common control with NCL has any agreement or option or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for: (i) the purchase, subscription, allotment or issuance of or conversion into any of the unissued shares or other securities of any of the Subject Companies;
(ii) the purchase from NCL or the NCL Shareholders of any issued shares or other securities other than API as contemplated herein; or (iii) the purchase or other acquisition from any of the Subject Companies of any of their undertakings, property or assets, other than in the ordinary course of business.

          (4)     Transfer  of  Shares.  Upon  the  payment  of  the  Share
                  --------------------
Consideration by API, the Acquired Share Capital will be duly exchanged and transferred to API.

          (5)     NCL's  Authority.  The execution, delivery, and performance of
                  ----------------
this Agreement has been duly authorized by all requisite corporate action, subject to the approval of this Agreement by the NCL Shareholders as per Section
4.1 hereinbelow. This Agreement has been executed and delivered by NCL and the NCL Shareholders and constitutes a valid and binding obligation of NCL and the NCL Shareholders, enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution, delivery and performance of this Agreement will not conflict with any provision of NCL's Memorandum or Articles of Association, or as amended, or with any contract to which NCL is a party or otherwise bound.

          (6)     Assets  of NCL.  NCL has furnished API with a complete list of
                  --------------
the assets owned by the Subject Companies as set forth in Schedule 3.1(6) attached hereto and incorporated herein by reference.

               (i)  Subject Companies. NCL owns the share capital of the Subject
                    -----------------
Companies with good and marketable title thereto, free and clear of all liens and encumbrances of any nature whatsoever.

               (ii)  Land Titles.  Except as disclosed in Schedule 3.1(6)ii, all
                     -----------
of the interests in real property owned by the Subject Companies are legally and beneficially owned free and clear of all liens, encumbrances, restrictions, reservations, covenants, easements and rights of way ("Title Exceptions") and title to such properties and the absence of Title Exceptions is verifiable through official governmental records.

               (iii) The terms of all leases to which the real property owned by any of the Subject Companies are subject are summarized on Schedule 3.1(6) which summary includes commencement and termination dates, options to renew or extend, monthly rent, prepaid rent, security deposit, options to purchase, if any, rights of first refusal and other material matters. Unless otherwise noted, all of such leases are in full force and effect in accordance with their terms and there are not uncured events of default by any Party to such leases. True and correct copies of all leases will be delivered to API on or before the Closing Date.

               (iv) Chattels. All chattels are legally and beneficially owned free and clear of all liens, encumbrances and claims.

               (v)  Permits.  The Subject Companies possess all material permits
                    -------
necessary or required to own the land titles, chattels and any other property owned by them and operated by their businesses as presently operated.

          (7)     Present  Status.  Subject  to  the  provisions of Section 4.2,
                  ---------------
neither NCL nor any of the Subject Companies has, since September 30, 1999 and will not have prior to the Closing Date without the prior written consent of API, which consent shall not be unreasonably withheld or delayed:

               (a) Incurred any obligations or liabilities, absolute, accrued, contingent, or otherwise and whether due or to become due, except liabilities incurred in the ordinary course of business;

               (b) Entered into any agreement obligating it or them to issue any equity securities except as required by the Agreement as extended between NCL and API;

               (c) Discharged or satisfied any liens or encumbrances, or paid any obligation or liability, absolute, accrued, contingent, or otherwise and whether due or to become due, other than current liabilities reflected in financial statements and current liabilities incurred since September 30, 1999, in each case, in the ordinary course of business;

               (d) Declared or made any payment or distribution to its stockholders or purchased or redeemed, or obligated itself to purchase or redeem, any of its shares of common stock or other securities;

               (e) Mortgaged, pledged, or subjected to lien, or any other encumbrances or charges, any of its assets, tangible or intangible;

               (f) Sold or transferred any of its material assets, or canceled any material debt or claim;

               (g) Suffered any material damage, destruction, or loss (whether or not covered by insurance) affecting their properties or waived any rights of substantial value; or

               (h) Except with respect to this Agreement, entered into any transaction regarding the sale, lease or encumbrance of any asset or the settlement of any obligation, or entered into any other material transaction other than in the ordinary course of business.

          (8)     Litigation.  Except as disclosed in Schedule 3.1(8), there are
                  ----------
no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or threatened against NCL or the Subject Companies or their properties which would reasonably be expected to have a Material Adverse Effect upon them, their properties, assets, or business; and NCL is not aware of any facts which to its knowledge would reasonably be expected to result in any action, suit, arbitration, or other proceeding which in turn would reasonably be expected to result in any material adverse change in the business or condition (financial or otherwise) of NCL, the Subject Companies or their properties or assets. NCL is not in default of any judgment, order, or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality, except as set forth in Schedule 3.1(8).

          (9)     Compliance With the Law and Other Instruments.  To the best of
                  ---------------------------------------------
NCL's knowledge, the business operations of NCL and the Subject Companies have been and are being conducted in substantial compliance with all applicable laws, rules, and regulations of all authorities except as disclosed in Schedule 3.1(9). NCL and the Subject Companies are not in violation of, or in default under, any term or provision of their certificates of incorporation, as amended, or bylaws, as amended, or in any material respect of any lien, mortgage, lease, agreement, instrument, order, judgment, or decree, or subject to any restriction contained in any of the foregoing of any kind or character which materially adversely affects the business, properties, assets, or prospects of NCL and the Subject Companies, or which would prohibit NCL from entering into this Agreement.

          (10)     Contracts  and  Other  Obligations.   Except  as  otherwise
                   ----------------------------------
disclosed  and  described  in  Schedule  3.1(10),  neither  NCL  or  the Subject
Companies  are  parties  to  or otherwise bound by any material written or oral:

               (a) Contract or agreement not made in the ordinary course of business;

               (b) Employment or consultant contract which is not terminable at will without cost or other liability to NCL, the Subject Companies or any successor;

               (c)     Contract  with  any  labor  union;

               (d) Bonus, pension, profit-sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar plan providing employee benefits;

               (e) Advertising contract or contract for public relations services;

               (f) Purchase, supply, or service contracts of a duration less than one (1) year in excess of $100,000 each, or in the aggregate of $500,000 for all such contracts whether below or above $100,000;

               (g) Deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or properties of NCL or the Subject Companies are subjected to a lien, encumbrance, charge, or other restriction;

               (h) Material contract or other material commitment continuing for a period of more than thirty days and which is not terminable without cost or other liability to NCL, the Subject Companies or their successors; or

               (i) Any material contract, agreement, lease or other binding arrangement with which NCL or the Subject Companies are not in substantial compliance therewith.

          (11)     Records.  The  books  of  account,  minute  books,  stock
                   -------
certificate books, and stock transfer ledgers of the Subject Companies are complete and correct, and there have been no transactions involving the business of the Subject Companies which properly should have been set forth in said respective books, other than those set forth therein.

          (12)     Vote  Required.  The affirmative vote of the NCL Shareholders
                   --------------
in an amount greater than seventy five percent (75%) of the outstanding shares of NCL common stock to approve this Agreement (the "Required NCL Vote") is the only vote of the NCL Shareholders of any class or series of NCL capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (13)     Brokers  or  Finders.  All  negotiations  on  the part of NCL
                   --------------------
relative to this Agreement and the transactions contemplated hereby have been carried on by NCL without the intervention of any person or as the result of any act of NCL in such manner as to give rise to any valid claim for a brokerage commission, finder's fee, or other like payment.

          (14)     Absence  of  Certain  Changes or Events.  Since September 30,
                   ---------------------------------------
1999, there has not been any material adverse change in, or event or condition materially and adversely affecting the condition (financial or otherwise), properties, assets, liabilities or, to the knowledge of the Subject Companies in the locales in which the Subject Companies conduct their business.

          (15)     Taxes.  NCL and the Subject Companies have duly fulfilled all
                   -----
necessary tax filings required in their respective jurisdictions up to the date hereof. All of the foregoing returns are true and correct in all material respects and NCL and the Subject Companies have paid or provided for all taxes, interest and penalties shown on such returns or reports as being due. NCL and the Subject Companies have no liability for any material amount of taxes, interest or penalties of any nature whatsoever, except for those taxes which may have accrued up to the Closing Date in the ordinary course of business and are properly accrued on the books of NCL or the Subject Companies as of the Closing Date.

          (16)     Environmental  Matters.  NCL  is  aware  of  no  actions,
                   ----------------------
proceedings or investigations pending or, to the actual knowledge of NCL, threatened before any environmental regulatory body alleging noncompliance by NCL or the Subject Companies with any laws or regulations regulating the discharge of materials into the environment ("Environmental Laws"). To the knowledge of NCL: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against NCL or the Subject Companies under any Environmental Law; (ii) NCL and the Subject Companies are not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) NCL and the Subject Companies are not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) NCL and the Subject Companies are in substantial compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by NCL or the Subject Companies contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) violates any Environmental Law, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

          (17)     Full  Disclosure.  To  NCL's  knowledge  and  belief,  this
                   ----------------
Agreement and any Schedules and certificates delivered by NCL in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To NCL's knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of NCL or the Subject Companies that have not been set forth in this Agreement, the Schedules hereto or in other documents delivered by NCL in connection herewith.

When used in this Agreement, the term "knowledge" and words of similar import means knowledge actually possessed by an officer or director of NCL, whether by personal discovery or communication received from a subordinate, but does not include imputed or vicarious knowledge.

Section  3.2     Representations  and  Warranties  by  API.  API  is  presently
                 -----------------------------------------
reorganizing under the laws of BVI and API hereby represents and warrants to NCL that as of the Closing Date, except as set forth on Schedule 3.2 attached hereto or as described in filings hereafter made by API pursuant to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"):

          (1)     Organization  and  Standing of API.  API is a corporation duly
                  ----------------------------------
organized and validly existing and in good standing under the laws of the British Virgin Islands. API is currently in the process of obtaining a listing on the American Stock Exchange. API has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. API is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties or operations of API. Except with respect to API(T) which is a 35% owned subsidiary of API and BREF (as hereinafter defined) which is (or will be) a 98.2% owned subsidiary of API, API has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business.

          (2)     Capitalization.  API  is  duly  and lawfully authorized by its
                  --------------
Articles of Association, as amended, to issue 500 million shares of API common stock ("API Common Stock") $.01 par value per share of which as of the date hereof, there are 5,921,434 issued and outstanding shares. API has granted options to acquire 140,000 shares of its common stock at $5 per share. A list of the current shareholders and option holders is attached hereto as Schedule
3.2(2). All of the outstanding shares of API Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Except as may be required by this Agreement and as specifically mentioned above, API will not issue and are not obligated to issue any additional common or preferred stock as a result of any options, warrants, rights, conversion rights, obligations upon default, subscription agreement or other obligation of any kind other than as contemplated in Section 3.2(13). API is not presently liable on account of any indebtedness for borrowed monies, except as reflected in the API Financial Statements (as hereinafter defined).

          (3)     API's  Authority.  The  execution,  delivery,  and
                  ----------------
performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been executed and delivered by API and constitutes a valid and binding obligation of API enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution, delivery and performance of this Agreement will not conflict with any provision of API's Articles of Association and any amendments thereto, Bylaws and any amendments thereto, or of any contract to which API is a party or otherwise bound.

          (4)     API  Financial  Statements.   API  has  furnished  to  NCL its
                  --------------------------
audited balance sheet as of December 31, 1998, its audited statements of operations and cash flows for the period ended December 31, 1998, and its unaudited balance sheet as of June 30, 1999. Prior to the execution of this Agreement, API shall deliver its unaudited statements of operations and cash flows for the year ending December 31, 1999 (collectively, the "API Financial Statements"). Once available, API shall deliver the audited financial statements for the year ending December 31, 1999. All of the API Financial Statements present fairly the financial position of API as of the respective balance sheet dates, and the results of its operations and cash flows for the respective periods therein specified. The API Financial Statements were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods.

          (5)     Present  Status.  Neither  API nor API(T) has, since September
                  ---------------
30, 1999 and will not have prior to the Closing Date without the prior written consent of NCL, which consent shall not be unreasonably withheld or delayed:

               (a) Incurred any obligations or liabilities, absolute, accrued, contingent, or otherwise and whether due or to become due, except liabilities incurred in the ordinary course of business;

               (b) Entered into any agreement obligating it or them to issue any equity securities except as required by the Agreement as extended between NCL and API;

               (c) Discharged or satisfied any liens or encumbrances, or paid any obligation or liability, absolute, accrued, contingent, or otherwise and whether due or to become due, other than current liabilities reflected in financial statements and current liabilities incurred since September 30, 1999, in each case, in the ordinary course of business;

               (d) Declared or made any payment or distribution to its stockholders or purchased or redeemed, or obligated itself to purchase or redeem, any of its shares of common stock or other securities;

               (e) Mortgaged, pledged, or subjected to lien, or any other encumbrances or charges, any of its assets, tangible or intangible;

               (f) Sold or transferred any of its material assets, or canceled any material debt or claim;

               (g) Suffered any material damage, destruction, or loss (whether or not covered by insurance) affecting their properties or waived any rights of substantial value; or

               (h) Except with respect to this Agreement, entered into any transaction regarding the sale, lease or encumbrance of any asset or the settlement of any obligation, or entered into any other material transaction other than in the ordinary course of business.

          (6)     Litigation.  Except as disclosed in Schedule 3.2(6), there are
                  ----------
no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or threatened against API or API(T) or their properties which would reasonably be expected to have a material adverse effect upon them, their properties, assets, or business; and API is not aware of any facts which to its knowledge would reasonably be expected to result in any action, suit, arbitration, or other proceeding which in turn would reasonably be expected to result in any material adverse change in the business or condition (financial or otherwise) of API, API(T) or their properties or assets. API is not in default of any judgment, order, or decree of any court or, in any material respect of, any requirements of a government agency or instrumentality, except as set forth in Schedule 3.2(6).

          (7)     Compliance  With  the  Law and Other Instruments.  To the
                  ------------------------------------------------
best of API's knowledge, the business operations of API and the API(T) have been and are being conducted in substantial compliance with all applicable laws, rules, and regulations of all authorities except as disclosed in Schedule 3.2(7). API and the API(T) are not in violation of, or in default under, any term or provision of their certificates of incorporation, as amended, or bylaws, as amended, or in any material respect of any lien, mortgage, lease, agreement, instrument, order, judgment, or decree, or subject to any restriction contained in any of the foregoing of any kind or character which materially adversely affects the business, properties, assets, or prospects of API and API(T), or which would prohibit API from entering into this Agreement.

          (8)     Contracts  and  Other  Obligations.   Except  as  otherwise
                  ----------------------------------
disclosed and described in Schedule 3.2(8), neither API or API(T) are parties to or otherwise bound by any material written or oral:

               (a) Contract or agreement not made in the ordinary course of business;

               (b) Employment or consultant contract which is not terminable at will without cost or other liability to API, API(T) or any successor;

               (c)     Contract  with  any  labor  union;

               (d) Bonus, pension, profit-sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar plan providing employee benefits;

               (e) Advertising contract or contract for public relations services;

               (f) Purchase, supply, or service contracts of a duration less than one (1) year in excess of $100,000 each, or in the aggregate of $500,000 for all such contracts whether below or above $100,000;

               (g) Deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or properties of API or API(T) are subjected to a lien, encumbrance, charge, or other restriction;

               (h) Material contract or other material commitment continuing for a period of more than thirty days and which is not terminable without cost or other liability to API, API(T) or their successors; or

               (i) Any material contract, agreement, lease or other binding arrangement with which API or API(T) are not in substantial compliance therewith.

          (9)     Records.  The  books  of  account,  minute  books,  stock
                  -------
certificate books, and stock transfer ledgers of API are complete and correct, and there have been no transactions involving the business of API which properly should have been set forth in said respective books, other than those set forth therein.

          (10)     Vote  Required.  The  affirmative  vote  of  the holders of a
                   --------------
majority of the outstanding shares of API common stock to approve this Agreement (the "Required API Vote") is the only vote of the holders of any class or series of API capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (11)     Taxes.  API  and API(T) have duly fulfilled all necessary tax
                   -----
filings required in their respective jurisdictions up to the date hereof. All of the foregoing returns are true and correct in all material respects and API and API(T) have paid or provided for all taxes, interest and penalties shown on such returns or reports as being due. API and API(T) have no liability for any material amount of taxes, interest or penalties of any nature whatsoever, except for those taxes which may have accrued up to the Closing Date in the ordinary course of business and are properly accrued on the books of API and API(T) as of the Closing Date.

          (12)     Environmental  Matters.  API  is  aware  of  no  actions,
                   ----------------------
proceedings or investigations pending or, to the actual knowledge of API, threatened before any environmental regulatory body alleging noncompliance by API and API(T) with any Environmental Laws. To the knowledge of API: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against API and API(T) under any Environmental Law; (ii) API and API(T) are not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) API and API(T) are not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) API and API(T) are in substantial compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by API and API(T) contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) violates any Environmental Law, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

          (13)     Brokers  or  Finders.    API  shall be entitled to employ the
                   --------------------
services of Brokers or Finders for the purpose of raising the New Cash Capital, and shall be entitled to pay brokerage commissions on a cash basis, by API shares or a combination thereof, however API shall only be entitled to issue up to 100,000 API Shares for such commission payments. API hereby acknowledges that any such brokerage commissions paid in cash shall be for API's account and shall not be drawn from nor diminish the amount of the New Cash Capital raised.

          (14)     Absence of Certain Changes or Events.  Except as set forth on
                   ------------------------------------
Schedule 3.2(14), since September 30, 1999, there has not been any material adverse change in, or event or condition materially and adversely affecting the, condition (financial or otherwise), properties, assets, liabilities or, to the knowledge of API, the business or prospects of API.

          (15)     Full  Disclosure.  To  API's  knowledge  and  belief,  this
                   ----------------
Agreement, and any schedules and certificates delivered by API in connection herewith or with the transactions contemplated hereby, taken as a whole, neither contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To API's knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of API that have not been set forth in this Agreement, the Schedules hereto or in other documents delivered by API in connection herewith.

          (16)     No  Business  Activities by BREF.   API has obtained approval
                   --------------------------------
from Thailand to register a real estate fund, known as the Bangkok Real Estate Fund ("BREF"), but has not actually formed BREF.

          (17)     API Shares. The Shares of API, $.01 par value common stock to
                   ----------
be issued to the NCL Shareholders hereunder, will be validly issued, fully paid and non-assessable and will be registered for trading over the counter under the symbol "ASPZ" or on such other basis or exchange upon which such Shares may be traded in the future.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

Section 4.1     Shareholder Meetings.  As a condition precedent to the execution
                --------------------
of this Agreement, the NCL Shareholders shall have approved the transactions described in this Agreement and provided NCL with a Shareholders' Resolution (attached hereto as Schedule 4.1(1)). NCL shall have duly called, noticed, convened and held a meeting of the NCL Shareholders (the "NCL Shareholders' Meeting") for the purpose of obtaining the Required NCL Vote with respect to this Agreement, and shall have taken all lawful action to obtain the approval of this Agreement by the Required NCL Vote. Prior to the execution of this Agreement, the Board of Directors of NCL shall have resolved to ratify this Agreement and shall have recommended approval of this Agreement to the NCL Shareholders (this resolution of the Board of Directors of NCL is attached hereto as Schedule 4.1(2)).

Section  4.2     Interim  Budget.   API  acknowledges  that  NCL  is  and  shall
                 ---------------
continue to incur debts as a result of ongoing capital expenditures and operating costs for the Subject Companies which borrowings shall be repaid from the New Cash Capital. Prior to the execution of this Agreement, the Parties hereto shall have executed a written budget (the "Budget") with respect to the operating budget of API for the six (6) months following the execution of this Agreement. Under this Budget, it is shall be understood that NCL may borrow money to pay any and all expenses comprising ongoing capital expenditures and operating costs for the Subject Companies during that six month period, however, when and if API raises the New Cash Capital pursuant to Section 2.1 herein, NCL shall be entitled to reimbursement of all monies advanced to the Subject Companies plus interest in an amount equal to LIBOR plus 1.5% payable upon receipt of the New Cash Capital in the New Cash Account. Expenditures in excess of the Budget shall be subject to prior approval of the Board of New API. A copy of the Budget is attached hereto Schedule 4.2.

Section 4.3     Access to Information.  Upon reasonable notice, each Party shall
                ---------------------
(and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other Party reasonable access during normal business hours, during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, such Party shall (and shall cause its subsidiaries to) furnish promptly to the other Party (a) a copy of each report, schedule and documents filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws, as applicable (other than documents which such Party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other Party may reasonably request; provided, however, that either Party may restrict the foregoing access to the extent that (i) a governmental entity requires such Party or any of its subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (ii) any law, treaty, rule or regulation of any governmental entity applicable to such Party requires such Party or its subsidiaries to restrict access to any properties or information. The Parties will hold any such information which is non-public in strict confidence.


Section  4.4     Best  Efforts.
                 -------------

               (1) Subject to the terms and conditions of this Agreement, each Party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate this Agreement and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. Nothing in this Section 4.4(1) shall require NCL and its subsidiaries to sell or otherwise dispose of, or permit the sale or other disposition of, any assets of NCL or its respective subsidiaries, whether as a condition to obtaining any approval from a governmental entity or any other person or for any other reason, if NCL and API reasonably determine that such sale or other disposition would have or is likely to have a Material Adverse Effect on NCL and its subsidiaries, taken together, after giving effect to this Agreement.

               (2) In furtherance and not in limitation of the covenants of the Parties contained in Section 4.4(1), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of API and NCL shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. However, neither Party is obligated to expend funds with respect to any actions or proceedings for which the other Party is solely liable or culpable.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

Section  5.1     Conditions  to  Each  Party's  Obligation  to  Effect the Share
                 ---------------------------------------------------------------
Exchange. Except as may be waived in writing by the Parties, all of the obligations of the Parties under this Agreement are subject to the fulfillment, prior to the date of execution of this Agreement, of each of the following conditions:

               (1)     Shareholder  Approval.  Both  NCL  and  API  shall  have
                       ---------------------
obtained the required shareholder vote in connection with the adoption of this Agreement.

               (2)     No  Injunctions, Restraints or Illegality.  No laws shall
                       -----------------------------------------
have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making this Agreement illegal or otherwise prohibiting consummation of the Agreement, provided however, that the provisions of this Section 5.1(2) shall not be available to any Party whose failure to fulfill its obligations pursuant to Section 4.3 shall have been the cause of, or shall have resulted in, such order or injunction.

Section 5.2     Additional Conditions to Obligations of API.  The obligations of
                -------------------------------------------
API to close this Agreement are subject to the satisfaction of, or waiver by API, on the date of execution of the Agreement of the following conditions:

               (1)     Representations  and Warranties.  The representations and
                       --------------------------------
warranties of NCL set forth in Section 3.1 shall be true and correct in all material respects as of the date of execution of the Agreement, subject to any changes contemplated by this Agreement.

               (2)     Performance  of  Obligations  of  NCL.  NCL  shall  have
                       -------------------------------------
performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the date of execution of the Agreement.

               (3)     No  Adverse  Change.  In accordance with Section 3.1(13),
                       -------------------
NCL shall not have suffered any adverse change, adversely affecting the condition (financial or otherwise) at the time of entering into this Agreement that cannot be satisfied through legally available funds of NCL.

               (4)     Certificate  of  Managing  Director.  NCL  shall  have
                       -----------------------------------
delivered to API a certificate executed in its corporate name by, and verified by, the oath of its Managing Director certifying the fulfillment of the conditions specified in this Section 5.2. This certificate is attached hereto as
Schedule  5.2(4).

Section 5.3     Additional Conditions to Obligations of NCL.  The obligations of
                -------------------------------------------
NCL to effect the Share Exchange are subject to the satisfaction of, or waiver by NCL, on or prior to the date of execution of the Agreement of the following conditions:

               (1)     Representations  and Warranties.  The representations and
                       --------------------------------
warranties of API set forth in Section 3.2 shall be true and correct in all material respects as of the date of execution of the Agreement, subject to any changes contemplated by this Agreement.

               (2)     Performance  of  Obligations  of  API.  API  shall  have
                       -------------------------------------
performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to date of execution of the Agreement.

               (3)     No  Adverse  Change.  In accordance with Section 3.2(14),
                       -------------------
API shall not have suffered any adverse change, adversely affecting the condition (financial or otherwise) at the time of entering into this Agreement that cannot be satisfied through legally available funds of API.

               (4)     Certificate  of  Chief  Executive Officer. API shall have
                       -----------------------------------------
delivered to NCL a certificate executed in its corporate name by, and verified by, of its chief executive officer certifying the fulfillment of the conditions specified in this Section 5.3. This certificate is attached hereto as Schedule 5.3(4).

                                   ARTICLE VI

              NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Section 6.1 All statements of fact contained herein, any certificate or schedule delivered by or on behalf of NCL or API pursuant to the terms hereof, shall be deemed representations and warranties made by NCL and API, respectively, to each other under this Agreement. The representations and warranties of the Parties shall survive the Closing Date for a period of one year.

Section 6.2 NCL shall indemnify and hold API harmless against, from and in respect to (and shall on demand reimburse API for) any and all damages, losses, obligations, liabilities, claims, encumbrances, liens, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding) in excess of $10,000.00 in the aggregate, suffered, sustained, incurred or required to be paid from:

          (1) Any and all losses, liabilities or damages suffered or incurred by API by reason of any untrue representation or the breach of any warranty or covenant of NCL contained herein or in any certificate, document or instrument delivered to API pursuant hereto or in connection herewith; and

          (2) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees, expenses and costs, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

Section 6.3 API shall indemnify and hold NCL harmless against, from and in respect to (and shall on demand reimburse NCL for) any and all damages, losses, obligations, liabilities, claims, encumbrances, liens, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding) in excess of $10,000.00 in the aggregate, suffered, sustained, incurred or required to be paid from:

          (1) Any and all losses, liabilities or damages suffered or incurred by NCL by reason of any untrue representation or the breach of any warranty or covenant of API contained herein or in any certificate, document or instrument delivered to NCL pursuant hereto or in connection herewith; and

          (2) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees, expenses and costs, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

Section 7.1     Termination.  This Agreement may be terminated at any time prior
                -----------
to the Closing Date, by action taken or authorized by the boards of directors of the terminating Party or Parties, whether before or after approval of the matters presented in connection with this Agreement by the shareholders of NCL or API:

          (1) By mutual written consent of API and NCL, by action of their respective boards of directors;

          (2) By either NCL or API if the Closing Date shall not have occurred as provided in section 1.2 above and no agreement for extension of the Closing Date has been made (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1 shall not be available to any Party whose failure to fulfill any obligation under this Agreement (including without limitation Section 4.3) has to any extent been the cause of, or resulted in, the failure of the Closing Date to occur on or before the Termination Date; or


          (3) By either NCL or API if the approval by the NCL Shareholders required for the consummation of the Share Exchange shall not have been obtained by reason of the failure to obtain the Required NCL Vote at a duly held meeting of the NCL Shareholders or at any reconvened meeting after any adjournment or postponement thereof.

          (4)     By  either  NCL or API if any condition precedent contained in
Article V has failed to occur and such failure has not been waived by the other Party or cured in time to comply with Section 7.1(2).

          (5) By either Party in the event of any material breach, non-performance or non-observance of the other Party of the terms and conditions herein contained, and where the breaching Party does not remedy such breach within seven (7) days after receipt of written notice of any such breach, non-performance or non-observance of such terms and conditions.

          Section 7.2    Effect of Termination.      In the event of termination
                         ---------------------
of this Agreement by either NCL or API as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of API or NCL or their respective officers or directors.

Section  7.3     Amendment.  This  Agreement  may  be  amended in writing by the
                 ---------
Parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with this Agreement by the NCL Shareholders, but after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

Section  7.4     Extension;  Waiver.  At any time prior to the Closing Date, the
                 ------------------
Parties hereto by action taken or authorized by their respective boards of directors may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                  ARTICLE VIII

                                  MISCELLANEOUS

Section  8.1     Announcement.  The  Parties  agree  to  draft  an  announcement
                 ------------
relating to this Agreement within twenty four (24) hours of the execution hereof, which announcement shall be released through the Business News Wire services.

Section  8.2     Counterparts  and Facsimile Signatures.  In order to facilitate
                 --------------------------------------
the execution of this Agreement, the same may be executed in any number of counterparts and signature pages may be delivered by telefax.



Section  8.3     Assignment. Neither this Agreement nor any right created hereby
                 ----------
shall be assignable without the prior written consent of the other Party. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties hereby and their respective successors, assigns, heirs, executors, administrators, or personal representatives, any rights or remedies under or by reason of this Agreement.

Section  8.4    Entire Agreement.  This Agreement, the schedules hereto, and the
                ----------------
other documents delivered pursuant hereby constitute the full and entire understanding and agreement between the Parties with regard to the subject hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants, conditions or agreements except as specifically set forth herein. All prior agreements and understandings are superseded by this Agreement and the schedules hereto.

Section  8.5     Dispute  Resolution/Governing  Law.
                 ----------------------------------

          (1)     Mediation. Should any dispute arise among  the parties to this
                  ----------
Agreement, notice of that dispute shall be delivered by overnight mail international courier service to all other parties to this Agreement setting forth the date, time and place for a meeting to attempt to mediate and resolve the dispute prior to the filing of a demand for arbitration. The parties will use good faith and best efforts to accommodate one another in establishing a meeting within two weeks from the date of the notice. If the parties cannot agree on a time and place for a mediation conference within 30 days from the date of the original notice of dispute, then the party submitting the notice of dispute shall be permitted to instigate arbitration pursuant to the following terms and conditions.

          (2)     Arbitration.  Any dispute which cannot be resolved pursuant to
                  -----------
Section 8.5(1) shall be submitted to Arbitration before a panel of one (1) arbitrator to be mutually agreed upon by the parties, in Los Angeles, California in accordance with the rules of the Judicial Arbitration and Mediation Services then pertaining and judgment upon the award entered by the arbitrator may be entered in any court of competent jurisdiction to enforce same pursuant to the rules of the Uniform Enforcement of Arbitration Act or applicable international rules. Any award may include an award of costs of the arbitration including reasonable attorneys fees.

          (3)     Governing  Law.  This  Agreement  shall  be  governed  by  and
                  --------------
construed in accordance with the laws of the State of California, United States of America. The parties hereto agree that all disputes are subject to binding arbitration set forth hereinabove and submit to the jurisdiction of the Judicial Arbitration and Mediation Services ("JAMS"), in the County of Los Angeles, State of California, for all proceedings, including enforcement of any award and/or judgment rendered pursuant to said award.

Section  8.6     Severability.  In case any provision of this Agreement shall be
                 ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section  8.7     Notices.  Any notice, communication, request, reply, or advice,
                 -------
hereinafter severally and collectively called "notice," in this Agreement provided or permitted to be given, made or accepted by either Party to the other must be in writing and may be given by personal delivery or mail, or confirmed telefax. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the Party at the respective address set forth below, and shall be effective only if and when received by the Party to be notified. For purposes of notice, the addresses of the Parties shall, until changed as hereinafter provided, be as follows:

     (1)     If  to  API  or  API(T):

             ASIA PROPERTIES, INC., ASIA PROPERTIES INVESTMENTS, LTD. OR ASIA PROPERTIES (THAILAND) LTD.
             Attn:  Mr.  Nicholas  St.  Johnston
             Chief  Executive  Officer
             86/14  Sukhumvit  31
             Bangkok  10110  Thailand
             Telefax:  (662)  260-3189

             With  a  copy  to:

             BALLARD  SPAHR  ANDREWS  &  INGERSOLL,  LLP
             Attn:  Roger  V.  Davidson,  Esq.
             1225  17th  Street,  Suite  2300
             Denver,  CO  80202-5596
             Telefax:  (303)  299-7307

     (2)     If  to  NCL  or  the  NCL  Shareholders:

             NORTHBRIDGE  COMMUNITIES  LTD.
             Attn: Robert W. Brewitt or Vorasit Pokachaiyapat 7th Floor, TISCO Tower
             48  North  Sathorn  Road
             Bangkok  10500  Thailand
             Telefax  (662)  266-6688

             With  a  copy  to:

             KING,  LEBLANC  &  BLAND  LLP
             Attn:  Henry  A.  King,  Esq.
             201  St.  Charles  Avenue,  Suite  3800
             New  Orleans,  LA  70170
             Telefax:  (504)  582-1233


or at such other address or telefax number as either Party may have advised the other in writing.

Section  8.8     Attorneys'  Fees.  If any action at law or in equity, including
                 ----------------
an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party in any such action shall be entitled to recover reasonable attorney fees and costs from the other Party or Parties, which fees and costs shall be in addition to any other relief which may be awarded.

     IN WITNESS WHEREOF, this Agreement is hereby duly executed by each Party hereto in duplicate as of the date first written above.


ASIA  PROPERTIES,  INC.,
ASIA  PROPERTIES  INVESTMENTS,  INC.  AND
ASIA  PROPERTIES  (THAILAND)  LIMITED


By:  /s/  Nicholas  St.  Johnston
     ----------------------------
     Nicholas  St.  Johnston


By:  /s/  Daniel  S.  McKinney
     -------------------------
     Daniel  S.  McKinney


NORTHBRIDGE  COMMUNITIES  LIMITED


By:  /s/  Dr.  Robert  Brewitt
     -------------------------
     Dr.  Robert  Brewitt
     Director

NORTHBRIDGE  COMMUNITIES  LIMITED


By:  /s/  Vorasit  Pokachaiyapat
     ---------------------------
     Vorasit  Pokachaiyapat
     Director

SHAREHOLDERS  OF  NORTHBRIDGE  COMMUNITIES  LIMITED


By:  /s/  Dr.  Robert  Brewitt
     -------------------------
     Richard  S.  Davis


By:  /s/  Dr.  Robert  Brewitt
     -------------------------
     Richard  J.  Bowers


By:  /s/  Dr.  Robert  Brewitt
     -------------------------
     Jonathan  E.  Colby


By:  /s/  Vorasit  Pokachaiyapat
     ---------------------------
     Asian  Frontier  Holdings  Limited


By:  /s/  Vorasit  Pokachaiyapat
     ---------------------------
     Nikhil  Srinivasan


By:  /s/  Dr.  Robert  Brewitt
     -------------------------
     NBC  Holdings  Limited


By:
     ---------------------------
     Siam  Investment  Fund

By:  /s/  Dr.  Robert  Brewitt
     -------------------------
     Loadhall  Investments  A.V.V.


By:  /s/  Vorasit  Pokachaiyapat
     ---------------------------
     Finansa  Investment  Advisors  Ltd.

AS  TO  ARTICLE  II:


By:  /s/  Daniel  S.  McKinney
     -------------------------
      Daniel  S.  McKinney


By:  /s/  Nicholas  St.  Johnston
      ---------------------------
      Nicholas  St.  Johnston

By:  /s/  Lim  Gaik-Im
     -----------------
      Lim  Gaik-Im


By:  /s/  Daniel  S.  McKinney
     -------------------------
      Crestview  Associates  Limited


By:  /s/  Nicholas  St.  Johnston
     ----------------------------
      Milliard  Limited


                               SCHEDULE  A

     Current  Shareholders  of  NCL  and  Shareholding  Interest






SHAREHOLDER                                  NO. OF COMMON SHARES        PERCENT


N.B.C. HOLDINGS                                         2,040,000         51.00%
MR. NIKHIL SRINIVASAN                                     800,000         20.00%
ASIAN FRONTIER HOLDINGS                                   565,990         14.15%
SIAM INVESTMENT FUND                                      250,000          6.25%
FINANSA INVESTMENT ADVISORS                               175,204          4.38%
LTD.
LOADHALL INVESTMENTS A.V.V.                               144,796          3.62%
MR. JONATHAN COLBY                                         12,000          0.30%
MR. RICHARD BOWERS                                          6,000          0.15%
MR. RICHARD DAVIS                                           6,000          0.15%
MISS ARAYA INTARAKLY                                            1          0.00%
MR. VORASIT POKACHAIYAPAT                                       1          0.00%
MRS. CHANPEN LAOHARAWEE                                         1          0.00%
MISS SUJIN JUTTAWANICH                                          1          0.00%
MISS YUPADEE THEPRUENGCHAI                                      1          0.00%
MISS RACHANEE MAHATDEJKUL                                       1          0.00%
MISS PRAPAIPIS PRADITVEKIN                                      1          0.00%
MR. PICHAYAN TATANAPOL                                          1          0.00%
MR. VORATORN POKACHAIYAPAT                                      1          0.00%
MR. THANATHIP VIDHAYASIRINUN                                    1          0.00%

TOTAL SHARES                                            4,000,000        100.00%

                                SCHEDULE 1.1(2)
                               Asset  Valuation

NORTHBRIDGE  COMMUNITIES  LTD.
ADJUSTED  BALANCE  SHEET  (AS  AT  SEPTEMBER  30,  1999)
Exchange rate - Baht:US$                         37.31

ASSETS
------
                                                          US$
                                                        -----
CURRENT ASSETS
   Cash in hand and at banks                                       18,729
   Advance to director                                              4,071
   Amt. Due from subsidiaries & related co.
     -Advance to NBC Holdings                      7,336
     -Advance to Keltic                             (573)           6,763
   Other current assets                                            28,746
                                                               -----------
     TOTAL CURRENT ASSETS                                          58,310

NBC PROJECTS :

1) GM Projects - 100%                                           6,081,479
2) Palanamai - 45%                             2,618,467
   MCC Loan - 45%                               (843,660)
   Phatra Loan -45%                             (597,412)       1,177,395      23,521,418
3) ISE - 25%                                   2,674,886
   TFB - 25%                                    (462,343)       2,212,554
4) Cambodia Project                                            14,050,000
Fixed assets - Office
   Office equipment                                5,804
   Vehicles                                        4,366           10,170
Other assets                                                          192
                                                               -----------
TOTAL ASSETS                                                   23,590,090
                                                               -----------

            LIABILITIES & SHAREHOLDER'S EQUITY
            ----------------------------------
                                                          US$
                                                         ----
CURRENT LIABILITIES
   Post dated cheques                                             545,849
   Accrued interest expense                                       487,640
   Account payable - GM Project                                   818,319
   Accrued expense                                                 34,933
   Accrued withholding income tax                                     187
                                                               -----------
      TOTAL CURRENT LIABILITIES                                 1,886,929

Rental income received in advance                               1,443,109
Amounts due to related companies
   Advance from Finansa                         3,538.47
   Advance from AFH                           395,764.89          399,303
Loan from related co.
   Loan from AFH                               9,289,107        9,289,107
                                                               -----------
   TOTAL LIABILITIES                                           13,018,448
                                                               -----------

NCL'S NET WORTH                                                10,471,642
                                                               -----------


                                  SCHEDULE 2.4

                              API Escrow Agreement

                                ESCROW AGREEMENT

     This ESCROW AGREEMENT (the "Agreement") is made and entered into on the ____ day of February, 2000, among ASIA PROPERTIES, INC., a company incorporated under the laws of the State of Nevada, ASIA PROPERTIES INVESTMENTS, INC., a company incorporated under the laws of the British Virgin Islands and ASIA PROPERTIES (THAILAND) LIMITED, a company incorporated under the laws of Thailand (collectively referred to herein as "API"), NORTHBRIDGE COMMUNITIES LIMITED, a Thai limited company ("NCL"), the SHAREHOLDERS OF NCL (the "NCL Shareholders") certain shareholders of API, DANIEL S. MCKINNEY, NICHOLAS ST. JOHNSTON, LIM GAIK-IM, CRESTVIEW ASSOCIATES LIMITED, a company incorporated under the laws of Hong Kong ("Crestview") and MILLIARD LIMITED, a company incorporated under the laws of the British Virgin Islands ("Milliard"), (hereinafter collectively referred to as the "API Shareholders") and KING, LEBLANC & BLAND, L.L.P., a Louisiana Limited Liability Partnership ("Escrow Agent").

                                    RECITALS

     A. API, the API Shareholders, NCL and the NCL Shareholders are parties to a Share Purchase and Sale Agreement dated February ___, 2000, (the "Purchase Agreement"), pursuant to which API acquired from NCL the share capital of NCL as set forth in the Purchase Agreement. As applicable, unless otherwise defined herein, capitalized terms used herein have the meanings accorded to such terms in the Purchase Agreement.

     B. Pursuant to the Purchase Agreement, the API Shareholders have agreed to deposit 3,500,000 shares of the common stock of API in escrow to be paid to the NCL Shareholders in the event API fails to raise a minimum of US$15 million in new cash capital at a price of at least US$4.40 per Share ("New Cash Capital") within 220 days of the date of execution of the Purchase Agreement, in accordance with the terms of the Purchase Agreement.

     C. The Escrow Agent is willing to act as the escrow agent under this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.     DEPOSITS

     1.1     Establishment  of  Escrow.
             -------------------------

     The API Shareholders hereby deliver to and deposit in escrow with the Escrow Agent the following numbers of shares of common capital stock of API (the "API Shares"), issued in the names of the API Shareholders listed below, together with share transfers executed in blank. The API Shares shall be held and released by the Escrow Agent in accordance with the terms and conditions of this Agreement. In addition, API, NCL and the NCL and API Shareholders hereby deliver to the Escrow Agent a fully executed original copy of the Purchase
Agreement:

API  Shareholders     Number  of  API  Shares     Shares
-----------------     -----------------------     ------

Daniel  S.  McKinney                  800,000
Nicholas  St.  Johnston               900,000
Lim  Gaik-Im                          600,000
Crestview  Associates  Limited        700,000
Milliard  Limited                     500,000
-----------------     -----------------------
TOTAL                               3,500,000


     The API Shares deposited pursuant hereto are collectively referred to as the "Escrow Shares".

     2.     DELIVERIES  AND  DRAWS

     2.1     Additional  Capital.
             -------------------

     A. In the event API is successful in raising US$15 million in New Cash Capital within 220 days of the date of execution of the Purchase Agreement in accordance with the terms of the Purchase Agreement, it shall deliver a copy of a written notice of the terms and conditions upon which the New Cash Capital has been raised (the "Notice"). The Notice shall contain specific information relating to the New Cash Capital, including the amount of New Cash Capital, a written confirmation from the Bank where the New Cash Account is located, the number of shares issued in connection therewith and the names of the shareholder(s) to whom such shares have been issued. If said New Cash Capital has been raised in compliance with the terms and conditions set forth in the Purchase Agreement, the Escrow Shares shall be redelivered to the API Shareholders.

     B. In the event API fails to raise a minimum of US$15,000,000 within 220 days of the date of execution of the Purchase Agreement in accordance with the terms of the Purchase Agreement, the Escrow Agent shall deliver one half (1,750,000) of the Escrow Shares to the NCL Shareholders in accordance with the Purchase Agreement. In such case, the Escrow Agent shall submit to the transfer agent for API the Escrow Shares for reissuance as follows. One-half of the number of API Shares of each API Shareholder listed in Section 1.1 hereof shall be reissued in the name of the Escrow Agent as Escrow Agent for the benefit of each said API Shareholder. 1,750,000 Escrow Shares shall be reissued in the names of the NCL Shareholders in proportion to the shareholding interest of each NCL Shareholder in NCL as set forth on Schedule "A" to the Purchase Agreement. The remaining 1,750,000 Escrow Shares shall remain in escrow pursuant to the terms and conditions of Section 2.6 of the Purchase Agreement.

     C. Any remaining Escrow Shares being held in escrow pursuant to Section 2.6 of the Purchase Agreement shall be delivered in accordance with Section 2.6 of the Purchase Agreement as follows. Any Escrow Shares which are to be delivered to the API Shareholders shall be delivered to the transfer agent for API for reissuance in the names of the API Shareholders in proportion to the ratio of the number of API Shares deposited in escrow by each API Shareholder over 3,500,000 and shall be delivered to the said API Shareholders immediately upon such reissuance and receipt by the Escrow Agent. Any Escrow Shares to be delivered to the NCL Shareholders shall be delivered to the transfer agent for API for reissuance to the NCL Shareholders in proportion to the shareholding interest of each NCL Shareholder in NCL as set forth on Schedule "A" to the Purchase Agreement.

2.2     Release  of  Escrow  Shares.
        ---------------------------

     The Escrow Shares shall be delivered to the NCL Shareholders or to the API Shareholders pursuant to Section 2.1 hereof upon the dates set forth therein. If any dispute, arbitration, suit or other proceeding or action that has not been expressly waived pursuant to the Purchase Agreement is commenced by any party hereto restraining or preventing the release of the Escrow Shares, the Escrow Shares shall be held, and the time period for release shall be extended, until such matter is fully and finally resolved and all time periods for appeal have expired.


2.3     Termination  of  Escrow.
        -----------------------

     The escrow shall terminate upon release of all the Escrow Shares in accordance with the terms and conditions of this Agreement. Upon release by the Escrow Agent of all the Escrow Shares as provided herein, the duties of the Escrow Agent shall be completed and the Escrow Agent shall have no further obligations under this Agreement to any other party.

     3.     THE  ESCROW  AGENT

3.1     Performance.
        -----------

     Escrow Agent undertakes to perform the duties only as are specifically set forth in this Agreement and may conclusively rely and shall be protected in acting or refraining from acting, on any written notice, instruction, waiver, consent, receipt or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be. The Escrow Agent shall in no event be liable for any damage caused by the performance of its duties as Escrow Agent, except to the extent that the damages result from gross negligence, willful misconduct or willful breach of this Agreement by the Escrow Agent. The Escrow Agent is neither a party to or bound by, or charged with notice of the terms, provisions, legalities, validity, or sufficiency of the documents delivered to it (other than this Agreement and any notices delivered pursuant to this Agreement) and it shall not be liable or responsible for its failure to ascertain the terms or conditions or to comply with any other provisions, of any such document.

3.2     Delivery.
        --------

     Upon making such delivery, and performance of any other services included above, the Escrow Agent will thereupon be released and acquitted from any further liabilities concerning this Agreement or the Escrow Shares, it being expressly understood that such liability in any event is limited by the terms and conditions set forth herein. By acceptance of this agency, the Escrow Agent in no way assumes responsibility for the validity or authenticity of the subject matter of the deposit. In the event that the Escrow Agent's duties under this Agreement shall conflict with any provision of the Purchase Agreement or this Escrow Agreement, this Agreement shall control.

3.3     Indemnification.
        ---------------

     API, NCL, and the NCL and API Shareholders shall, jointly and severally, indemnify and hold the Escrow Agent, and each partner, employee, attorney, agent and affiliate of the Escrow Agent (collectively the "Indemnified Parties") harmless from any cost, damages, expenses, or claims, including reasonable attorney's fees which Indemnified Parties may incur or sustain as a result of or arising out of this Agreement or the Indemnified Parties' duties relating thereto and will pay them upon demand, except as a result of or arising out of Indemnified Parties' gross negligence, willful misconduct or willful breach of this Agreement.

3.4     Resignation  and  Removal.
        -------------------------

The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to API, NCL, the NCL Shareholders and the API Shareholders specifying a date not less than thirty (30) days after the giving of such notice when such resignation shall take effect. Promptly after such notice, a successor escrow agent shall be appointed by mutual agreement of API, NCL, the NCL Shareholders and the API Shareholders, such successor agent to become escrow agent hereunder upon the resignation date specified in such notice. If NCL, API, the NCL Shareholders and the API Shareholders are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent shall be entitled to appoint its successor. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrow Shares. API, NCL, the NCL Shareholders and the API Shareholders may agree at any time to substitute a successor escrow agent by giving notice thereof to the escrow agent then acting.

4.     MISCELLANEOUS

4.1     Notices.
        -------

     All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, via first class mail, registered or certified, postage paid and properly addressed as follows:

     IF  TO  API:

               86/14  Sukhumvit  31
               Bangkok  10110  Thailand
               Telefax:  (662)  260-3189

               Attn:  Mr.  Nicholas  St.  Johnston
               Chief  Executive  Officer

               With  a  copy  to:

               Ballard,  Spahr,  Andrews  &  Ingersoll,  LLP
               Attn:     Jeffrey  R.  Davine
               1225  17th  Street,  Suite  2300
               Denver,  CO  80202-5596

               IF  TO  NCL  or  the  NCL  Shareholders:



               Northbridge  Communities  Limited
               TISCO  Tower
               48  North  Sathorn  Road,  7/F
               Bangkok  10500  Thailand

               Attention:  Stephen  E.  Wagner


               IF  TO  THE  API  SHAREHOLDERS:

               Daniel  S.  McKinney
               908  Universal  Commercial  Building
               69  Peking  Road  TST
               HONG  KONG

               Nicholas  St.  Johnston
               c/o  BDNSJ  Limited
               86/14  Sukhumvit  31
               Bangkok  10110
               THAILAND

               Lim  Gaik-Im
               P.O.  Box  98842  TST
               HONG  KONG

               Crestview  Associates  Limited
               908  Universal  Commercial  Building
               69  Peking  Road  TST
               HONG  KONG

               Milliard  Limited
               Akara  Building
               24  DeCastro  Street
               Wickhamscay  1
               Roadtown,  Tortola
               BRITISH  VIRGIN  ISLANDS


     Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

     4.3     Effect  of  Headings.
             --------------------

     The subject headings of the sections in paragraphs of this agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

4.4     Entire  Agreement;  Modification;  Waiver.
        -----------------------------------------

     This Agreement constitutes the sole and entire agreement between the parties pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties.

4.5     Counterparts.
        ------------

     This  Agreement  may  be  executed   simultaneously  in  any  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6     Binding  Effect.
        ---------------

     This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

4.7     Governing  Law.
        --------------

     This Agreement shall be governed by, and construed in accordance with the laws of the State of Louisiana.

THIS  AGREEMENT  was  executed  as  of  the date and year first set forth above.




ASIA PROPERTIES, INC., ASIA
PROPERTIES INVESTMENTS, INC., ASIA
PROPERTIES (THAILAND) LIMITED

                                        By:  /s/ Daniel S. McKinney
                                        ----------------------------------------

                                             President

                                        NORTHBRIDGE COMMUNITIES LIMITED

                                        By: /s/ Dr. Robert Brewitt
                                        ----------------------------------------



                                        By: /s/ Vorasit Pokachaiyapat
                                        ----------------------------------------

                                              Directors

                                        API SHAREHOLDERS:

                                        /s/ Daniel S. McKinney
                                        ----------------------------------------
                                        Daniel S. McKinney

                                        /s/ Nicholas St. Johnston
                                        ----------------------------------------
                                        Nicholas St. Johnston

                                        /s/ Daniel S. McKinney
                                        ----------------------------------------
                                        Lim Gaik-Im

                                        CRESTVIEW ASSOCIATES LIMITED


                                        By: s/ Daniel S. McKinney
                                        ----------------------------------------


                                        MILLIARD LIMITED


                                        By: /s/ Nicholas St. Johnston
                                        ----------------------------------------

                                        NCL SHAREHOLDERS

                                        By: /s/ Dr. Robert Brewitt
                                        ----------------------------------------
                                           Richard S. Davis


                                        By: /s/ Dr. Robert Brewitt
                                        ----------------------------------------
                                                Richard J. Bowers


                                        By: /s/ Dr. Robert Brewitt
                                        ----------------------------------------
                                                Jonathan E. Colby


                                        By: /s/ Vorasit Pokachaiyapat
                                        ----------------------------------------
                                         Asian Frontier Holdings Limited


                                        By: /s/ Vorasit Pokachaiyapat
                                        ----------------------------------------
                                           Nikhil Srinivasan


                                        By: /s/ Dr. Robert Brewitt
                                        ----------------------------------------
                                         NBC Holdings Limited


                                        By: ________________________________
                                                Siam Investment Fund

                                        By: /s/ Dr. Robert Brewitt
                                        ----------------------------------------
                                                Loadhall Investments A.V.V.


                                        By: /s/ Vorasit Pokachaiyapat
                                        ----------------------------------------
                                                Finansa Investment Advisors Ltd.

                                        ESCROW AGENT:

                                        KING, LEBLANC & BLAND, L.L.P.


                                        By /s/ Henery KINg

                                              Its Partner






        LIST OF OTHER SCHEDULES TO THE SHARE PURCHASE AND SALE AGREEMENT

Schedule  3.1(2)    NCL's  Shareholding  Interest  in  the  Subject  Companies
Schedule 3.1(6) Complete List of All Assets Owned By the Subject Companies and Leases and the Terms
Schedule  3.1(6)ii  Title  Exception
Schedule  3.1(8)    Legal  Actions,  Suits,  Arbitrations,  Etc.
Schedule  3.1(9)    Non-Compliance  Matters
Schedule 3.1(10) Contracts and Obligations of NCL and the Subject Companies (Other than Leases and Loans Shown in Schedule 3.1(6))
Schedule  3.2       API's  Exceptions  To  Representations  and  Warranties
Schedule  3.2(2)    Current  Shareholders  and  Option  Holders  of  API
Schedule  3.2(6)    Legal  Actions  For  API
Schedule  3.2(7)    Unlawful  Business  Operations  of  API  and  API(T)
Schedule  3.2(8)    Contracts  and  Obligation  of  API
Schedule  3.2(14)   Changes  and  Events  Since  September  30,  1999
Schedule  4.1(1)    Resolution  of  Shareholders  of  NCL
Schedule  4.1(2)    Resolution  of  Directors  of  NCL
Schedule  4.2       Interim  Budget
Schedule 5.2(4) Certificate of Managing Director of Northbridge Communities Limited
Schedule 5.3(4) Certificate of Chief Executive officer of Asia Properties, inc., Asia Properties Investments, inc. and Asia Properties (Thailand) Limited